EX-33.4
(logo) Countrywide HOME LOANS

2900 MADERA RD
SIMI VALLEY, CA 93065
(805) 955-1000


ASSESSMENT OF COMPLIANCE WITH APPLICABLE SERVICING CRITERIA

Countrywide Home Loans, Inc. ("CHL") and Countrywide Home Loans Servicing, L.P. ("Countrywide Servicing LP," and together with CHL, the "Servicer"), each a wholly-owned indirect subsidiary of Bank of America Corporation, together with their affiliates Countrywide Tax Services Corporation ("Countrywide Tax Services") and Newport Management Corporation ("Newport Management," and together with the Servicer and Countrywide Tax Services, the "Company"), each being parties that participated in servicing functions, as such term is described under Title 17, Section 229.1122 of the Code of Federal Regulations ("Item 1122 of Regulation AB"), provide this platform-level assessment of their compliance in respect of the following Applicable Servicing Criteria specified in Item 1122(d) of Regulation AB in regard to the following servicing platform for the following period:

Platform: publicly-issued (i.e., registered with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended) residential mortgage-backed securities (securities collateralized by residential mortgage loans, including prime, alternative loan products, sub-prime, HELOC and closed seconds) issued on or after January 1, 2006 for which the Company provides cash collection and administration, investor remittances and reporting (except for those activities relating to trustee and paying agent services), and pool asset administration (except for those activities relating to custodial operations of pool assets and related documents), and for which the related issuer has a fiscal year end of December 31, 2008. The platform excludes any transactions issued by any government sponsored enterprise for which the Company provides the servicing functions described in the preceding sentence.

Period: as of and for the year ended December 31, 2008.

Applicable Servicing Criteria: all servicing criteria set forth in Schedule A hereto, to the extent required in the related agreements, except the criteria listed in the column titled "Inapplicable Servicing Criteria" on Schedule A hereto and the portions of the criteria footnoted on that schedule that are inapplicable to the Company based on the activities it performs with respect to the Platform.

With respect to the Platform and the Period, the Company provides the following assessment of compliance in respect of the Applicable Servicing Criteria:

1. The Company is responsible for assessing its compliance with the Applicable Servicing Criteria.

2. The Company has assessed compliance with the Applicable Servicing Criteria.

3. Other than as identified on Schedule B hereto, as of and for the Period, the Company complied in all material respects with the Applicable Servicing Criteria.


(page)


The foregoing assessment of compliance in respect of the Applicable Servicing Criteria is made by the Servicer for all Applicable Servicing Criteria other than those noted in Schedule A hereto as being performed by Countrywide Tax Services or Newport Management and is being made by either Countywide Tax Services or Newport Management, as the case may be, for the Applicable Servicing Criteria noted in Schedule A as being performed by it.

PricewaterhouseCoopers LLP, an independent registered public accounting firm, has issued an attestation report with respect to the Company's foregoing assessment of compliance as of and for the year ended December 31, 2008.


COUNTRYWIDE HOMELOANS, INC. &
COUNTRYWIDE HOME LOANS SERVICING, L.P.
(by Countrywide GP LLC, as its General Partner)

By:  /s/ Steve Bailey
Steve Bailey
Its:  Senior Managing Director and Chief Executive Officer
Dated:  February 27, 2009

By:  /s/ Craig Baingo
Craig Baingo
Its:  Executive Vice President, Finance
Dated: February 27, 2009

COUNTRYWIDE TAX SERVICES CORPORATION
By:  /s/ Karen Willis
Karen Willis
Its:  Senior Vice President, Chief Financial Officer and Treasurer
Dated: February 27, 2009

NEWPORT MANAGEMENT CORPORATION
By: /s/ Mark Ulmel
Mark Ulmel
Its:  Executive Vice President
Dated: February 27, 2009


(page)


Schedule A

Applicable Servicing Criteria

                                                                                                          INAPPLICABLE
                                                                        APPLICABLE                        SERVICING
                                 SERVICING CRITERIA                     SERVICING CRITERIA                CRITERIA

                                                                                 Performed
                                                                                 by                  Performed by    NOT
                                                                                 Vendor(s)           subservicer(s)  performed by
                                                                                 for which           or vendor(s)    the Company
                                                                    Performed    the                 for which the   or by
                                                                    Directly     Company is          Company is      subservicer(s)
                                                                    by           the                 NOT the         or vendor(s)
Reference                             Criteria                      the          Responsible         Responsible     retained by
                                                                    Company      Party               Party           the Company

                  General Servicing Considerations

1122(d)(1)(i)     Policies and procedures are instituted                X
                  to monitor any performance or other
                  triggers and events of default in
                  accordance with the transaction
                  agreements.

1122(d)(1)(ii)    If any material servicing activities                  X
                  are outsourced to third parties, policies
                  and procedures are instituted to monitor
                  the third party's performance and
                  compliance with such servicing
                  activities.

1122(d)(1)(iii)   Any requirements in the transaction                                                                    X
                  agreements to maintain a back-up servicer
                  for the pool assets are maintained.

1122(d)(1)(iv)    A fidelity bond and errors and                        X
                  omissions policy is in effect on the
                  party participating in the servicing
                  function throughout the reporting period
                  in the amount of coverage required by and
                  otherwise in accordance with the terms of
                  the transaction agreements.

                  Cash Collection and Administration

1122(d)(2)(i)     Payments on pool assets are deposited                 X
                  into the appropriate custodial bank
                  accounts and related bank clearing
                  accounts no more than two business days
                  following receipt, or such other number
                  of days specified in the transaction
                  agreements.

1122(d)(2)(ii)    Disbursements made via wire transfer on               X
                  behalf of an obligor or to an investor are
                  made only by authorized personnel.

1122(d)(2)(iii)   Advances of funds or guarantees                       X
                  regarding collections, cash flows or
                  distributions, and any interest or other
                  fees charged for such advances, are made,
                  reviewed and approved as specified in
                  the transaction agreements.

1122(d)(2)(iv)    The related accounts for the                          X
                  transaction, such as cash reserve
                  accounts or accounts established as a
                  form of overcollateralization, are
                  separately maintained (e.g., with respect
                  to commingling of cash) as set forth in
                  the transaction agreements.


(page)


                                                                                                          INAPPLICABLE
                                                                        APPLICABLE                        SERVICING
                                 SERVICING CRITERIA                     SERVICING CRITERIA                CRITERIA

                                                                                 Performed
                                                                                 by                  Performed by    NOT
                                                                                 Vendor(s)           subservicer(s)  performed by
                                                                                 for which           or vendor(s)    the Company
                                                                    Performed    the                 for which the   or by
                                                                    Directly     Company is          Company is      subservicer(s)
                                                                    by           the                 NOT the         or vendor(s)
Reference                             Criteria                      the          Responsible         Responsible     retained by
                                                                    Company      Party               Party           the Company

1122(d)(2)(v)     Each custodial account is maintained at               X
                  a federally insured depository
                  institution as set forth in the
                  transaction agreements. For purposes of
                  this criterion, "federally insured
                  depository institution" with respect to a
                  foreign financial institution means a
                  foreign financial institution that meets
                  the requirements of Rule 13k-1(b)(1)
                  of the Securities Exchange Act.

1122(d)(2)(vi)    Unissued checks are safeguarded so as                 X^1
                  to prevent unauthorized access.

1122(d)(2)(vii)   Reconciliations are prepared on a                     X
                  monthly basis for all asset-backed
                  securities related bank accounts,
                  including custodial accounts and related
                  bank clearing accounts. These
                  reconciliations are (A) mathematically
                  accurate; (B) prepared within 30
                  calendar days after the bank statement
                  cutoff date, or such other number of days
                  specified in the transaction agreements;
                  (C) reviewed and approved by someone
                  other than the person who prepared the
                  reconciliation; and (D) contain
                  explanations for reconciling items.
                  These reconciling items are resolved
                  within 90 calendar days of their original
                  identification, or such other number of
                  days specified in the transaction
                  agreements.

                  Investor Remittances and Reporting

1122(d)(3)(i)     Reports to investors, including those                 X^2
                  to be filed with the Commission, are
                  maintained in accordance with the
                  transaction agreements and applicable
                  Commission requirements. Specifically,
                  such reports (A) are prepared in
                  accordance with timeframes and other
                  terms set forth in the transaction
                  agreements; (B) provide information
                  calculated in accordance with the terms
                  specified in the transaction agreements;
                  (C) are filed with the Commission as
                  required by its rules and regulations;
                  and (D) agree with the investors' or the
                  trustee's records as to the total unpaid
                  principal balance and number of pool
                  assets serviced by the Servicer.


(page)


                                                                                                          INAPPLICABLE
                                                                        APPLICABLE                        SERVICING
                                 SERVICING CRITERIA                     SERVICING CRITERIA                CRITERIA

                                                                                 Performed
                                                                                 by                  Performed by    NOT
                                                                                 Vendor(s)           subservicer(s)  performed by
                                                                                 for which           or vendor(s)    the Company
                                                                    Performed    the                 for which the   or by
                                                                    Directly     Company is          Company is      subservicer(s)
                                                                    by           the                 NOT the         or vendor(s)
Reference                             Criteria                      the          Responsible         Responsible     retained by
                                                                    Company      Party               Party           the Company

1122(d)(3)(ii)    Amounts due to investors are allocated                X^3
                  and remitted in accordance with
                  timeframes, distribution priority and
                  other terms set forth in the transaction
                  agreements.

1122(d)(3)(iii)   Disbursements made to an investor are                 X^4
                  posted within two business days to the
                  Servicer's investor records, or such other
                  number of days specified in the transaction
                  agreements.

1122(d)(3)(iv)    Amounts remitted to investors per the                 X^5
                  investor reports agree with cancelled
                  checks, or other form of payment, or
                  custodial bank statements.

                  Pool Asset Administration

1122(d)(4)(i)     Collateral or security on pool assets                 X^6
                  is maintained as required by the
                  transaction agreements or related
                  mortgage loan documents.

1122(d)(4)(ii)    Pool asset and related documents are                  X^6
                  safeguarded as required by the
                  transaction agreements

1122(d)(4)(iii)   Any additions, removals or                            X
                  substitutions to the asset pool are made,
                  reviewed and approved in accordance with
                  any conditions or requirements in the
                  transaction agreements.


(page)


                                                                                                          INAPPLICABLE
                                                                        APPLICABLE                        SERVICING
                                 SERVICING CRITERIA                     SERVICING CRITERIA                CRITERIA

                                                                                 Performed
                                                                                 by                  Performed by    NOT
                                                                                 Vendor(s)           subservicer(s)  performed by
                                                                                 for which           or vendor(s)    the Company
                                                                    Performed    the                 for which the   or by
                                                                    Directly     Company is          Company is      subservicer(s)
                                                                    by           the                 NOT the         or vendor(s)
Reference                             Criteria                      the          Responsible         Responsible     retained by
                                                                    Company      Party               Party           the Company

1122(d)(4)(iv)    Payments on pool assets, including any                X
                  payoffs, made in accordance with the related
                  pool asset documents are posted to the
                  Servicer's obligor records maintained no
                  more than two business days after
                  receipt, or such other number of days
                  specified in the transaction agreements,
                  and allocated to principal, interest or
                  other items (e.g., escrow) in accordance
                  with the related pool asset documents.

1122(d)(4)(v)     The Servicer's records regarding the                  X
                  pool assets agree with the Servicer's
                  records with respect to an obligor's
                  unpaid principal balance.

1122(d)(4)(vi)    Changes with respect to the terms or                  X
                  status of an obligor's pool assets (e.g.,
                  loan modifications or re-agings) are
                  made, reviewed and approved by authorized
                  personnel in accordance with the
                  transaction agreements and related pool
                  asset documents.

1122(d)(4)(vii)   Loss mitigation or recovery actions                   X^7
                  (e.g., forbearance plans, modifications
                  and deeds in lieu of foreclosure,
                  foreclosures and repossessions, as
                  applicable) are initiated, conducted and
                  concluded in accordance with
                  the timeframes or other requirements
                  established by the transaction
                  agreements.

1122(d)(4)(viii)  Records documenting collection efforts                X
                  are maintained during the period a pool
                  asset is delinquent in accordance with
                  the transaction agreements. Such records
                  are maintained on at least a monthly
                  basis, or such other period specified in
                  the transaction agreements, and describe
                  the entity's activities in monitoring
                  delinquent pool assets including, for
                  example, phone calls, letters and
                  payment rescheduling plans in cases where
                  delinquency is deemed temporary (e.g.,
                  illness or unemployment).


(page)


                                                                                                          INAPPLICABLE
                                                                        APPLICABLE                        SERVICING
                                 SERVICING CRITERIA                     SERVICING CRITERIA                CRITERIA

                                                                                 Performed
                                                                                 by                  Performed by    NOT
                                                                                 Vendor(s)           subservicer(s)  performed by
                                                                                 for which           or vendor(s)    the Company
                                                                    Performed    the                 for which the   or by
                                                                    Directly     Company is          Company is      subservicer(s)
                                                                    by           the                 NOT the         or vendor(s)
Reference                             Criteria                      the          Responsible         Responsible     retained by
                                                                    Company      Party               Party           the Company

1122(d)(4)(ix)    Adjustments to interest rates or rates                X
                  of return for pool assets with variable
                  rates are computed based on the related
                  pool asset documents.

1122(d)(4)(x)     Regarding any funds held in trust for                 X
                  an obligor (such as escrow accounts): (A)
                  such funds are analyzed, in accordance
                  with the obligor's pool asset documents,
                  on at least an annual basis, or such
                  other period specified in the transaction
                  agreements; (B) interest on such funds is
                  paid, or credited, to obligors in
                  accordance with applicable pool asset
                  documents and state laws; and (C) such
                  funds are returned to the obligor within
                  30 calendar days of full repayment of the
                  related pool assets, or such other number
                  of days specified in the transaction
                  agreements.

1122(d)(4)(xi)    Payments made on behalf of an obligor                 X^8
                  (such as tax or insurance payments) are
                  made on or before the related penalty or
                  expiration dates, as indicated on the
                  appropriate bills or notices for such
                  payments, provided that such support has
                  been received by the Servicer at least 30
                  calendar days prior to these dates, or
                  such other number of days specified in
                  the transaction agreements.

1122(d)(4)(xii)   Any late payment penalties in                         X^9
                  connection with any payment to be made on
                  behalf of an obligor are paid from the
                  Servicer's funds and not charged to the
                  obligor, unless the late payment was due
                  to the obligor's error or omission.

1122(d)(4)(xiii)  Disbursements made on behalf of an                    X^10
                  obligor are posted within two business
                  days to the obligor's records maintained
                  by the Servicer, or such other number of
                  days specified in the transaction
                  agreements.

1122(d)(4)(xiv)   Delinquencies, charge-offs and                        X
                  uncollectible accounts are recognized and
                  recorded in accordance with the
                  transaction agreements.


(page)


                                                                                                          INAPPLICABLE
                                                                        APPLICABLE                        SERVICING
                                 SERVICING CRITERIA                     SERVICING CRITERIA                CRITERIA

                                                                                 Performed
                                                                                 by                  Performed by    NOT
                                                                                 Vendor(s)           subservicer(s)  performed by
                                                                                 for which           or vendor(s)    the Company
                                                                    Performed    the                 for which the   or by
                                                                    Directly     Company is          Company is      subservicer(s)
                                                                    by           the                 NOT the         or vendor(s)
Reference                             Criteria                      the          Responsible         Responsible     retained by
                                                                    Company      Party               Party           the Company

1122(d)(4)(xv)    Any external enhancement or other                     X^11
                  support identified in Item
                  1114(a)(1) through (3) or Item 1115 of
                  Regulation AB, is maintained as set
                  forth in the transaction agreements.


1  Unissued checks held to make tax disbursements on behalf of obligors are safeguarded by Countrywide
Tax Services.

2  Servicing functions performed by the Company with respect to Item 1122(d)(3)(i)(B) do not relate to information other than that contained in the monthly remittance reports delivered by the Company to the master servicer, trustee, and/or bond administrator. Servicing functions performed by the Company with respect to Item
1122(d)(3)(i)(D) do not relate to the agreeing with investors' records as to the total unpaid principal balance and number of pool assets serviced by the Company.

3  Servicing functions performed by the Company with respect to Item 1122(d)(3)(ii) do not relate to amounts other than amounts remitted by the Company to the master servicer, trustee, and/or bond administrator.

4  Servicing functions performed by the Company with respect to Item 1122(d)(3)(iii) do not relate to records other than the applicable custodial bank account statements maintained by the Company pursuant to the transaction agreements.

5  Servicing functions performed by the Company with respect to Item 1122(d)(3)(iv) do not related to records other than custodial bank account statements and wire records of the Company and the remittance reports prepared and delivered by the Company.

6  Servicing functions performed by the Company with respect to Item 1122(d)(4)(i) and Item 1122(d)(4)(ii)
do not relate to the custodial operations of the pool assets and related documents (collateral file) by the document custodian responsible for such functions for the related transaction.

7  In the absence of specific investor/insurer timeframe standards, the Company generally services loans in accordance with Fannie Mae guidelines which are generally considered to be accepted industry standard. In those cases where loss mitigation or recovery actions were not initiated, conducted and concluded within the specific timeframes set forth in the Fannie Mae guidelines or transaction agreements that contain them, the Company does not consider foreclosure initiation delays to be instances of non-compliance when the Company has made contact with the obligor and is actively engaged in negotiations regarding a loan modification or other loss mitigation alternative, and the Company does not consider delays in the timeframe to conduct and conclude foreclosures to be instances of non-compliance when the foreclosure process is interrupted or impeded by a bankruptcy filing, automatic stay, court delay, delay in service of process, skip trace, probate, foreclosure moratorium, natural or man-made disaster, legal proceeding or government seizure.

8  Servicing functions relating to the responsibility of an obligor to make property tax payments are performed by Countrywide Tax Services. Servicing functions relating to the responsibility of an obligor to insure a mortgaged property are performed by Newport Management.

9  Performed by Countrywide Tax Services

10 Tax disbursements made on behalf of an obligor are posted to the obligor's account records by
Countrywide Tax Services. Disbursements made on behalf of an obligor in respect of insurance required to be maintained on a mortgaged property are posted to the obligor's account by Newport Management.

11 Servicing functions performed by the Company with respect to Item 1122(d)(4)(xv) do not related to Item
1115 of Regulation AB (derivative transactions).



(page)


Schedule B*

Material Instances of Noncompliance

1. For criterion 1122(d)(4)(vi), the Company notes that in some instances changes with respect to the terms or status of an obligor's loan were made without the clear consent of the trustee.

   For criterion 1122(d)(4)(vii), the Company notes that certain loss mitigation or recovery actions were not initiated, conducted or concluded in accordance with the required timeframes established under the transaction agreements.

2. With respect to criterion 1122(d)(4)(vii), the Company is implementing more objective review criteria for delinquent loans to ensure appropriate contact, loss mitigation efforts and timely referral for foreclosure, second level reviews by its internal audit group and additional reporting to management to ensure that loss mitigation efforts and referral for foreclosure are performed within objectively defined deadlines.

*Accountants' attestation will cover only item 1 and will exclude item 2.